UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

Outdoor Holding Company

(Exact name of registrant as specified in its charter)

Delaware	001-13101	30-0957912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Circle 75 Pkwy Suite 1300

Atlanta, GA 30339

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On February 20, 2026, Outdoor Holding Company (the “Company”) issued a press release disclosing the Settlement Agreement (as defined below) and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Information.

On February 20, 2026, the Company and its wholly owned subsidiary, Outdoors Online, LLC (d/b/a GunBroker.com) (“Outdoors Online”), entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Innovative Computer Professionals, Inc., d/b/a Digital Cash Processing (“DCP”), resolving the previously disclosed litigation pending in the United States District Court for the District of Minnesota (the “DCP Litigation”).

The DCP Litigation arose from a dispute concerning a prior payment processing and services agreement between DCP and Outdoors Online, including alleged obligations under certain termination and break-up fee provisions of that agreement. The Company and Outdoors Online have denied, and continue to deny, all allegations of liability or wrongdoing asserted in the DCP Litigation.

Settlement Agreement

Under the terms of the Settlement Agreement, the Company agreed to pay DCP an aggregate amount of $4.4 million (the “Settlement Amount”) on or before February 27, 2026, in full and final settlement of all claims asserted or that could have been asserted relating to the subject matter of the DCP Litigation. Upon payment of the Settlement Amount, the parties have agreed to file a joint stipulation dismissing the DCP Litigation with prejudice. The Settlement Agreement provides for customary mutual releases pursuant to which each party releases the other party from claims relating to the matters at issue in the DCP Litigation. Such mutual releases cover the named parties and their affiliates, but such releases do not extend to unaffiliated third parties or contractors of the named parties and their affiliates. The Settlement Agreement also contains customary representations, warranties, and covenants typical of agreements of this nature, including confidentiality provisions, subject to the Company’s obligations under applicable securities laws.

The Settlement Agreement expressly provides that such agreement represents a compromise of disputed claims and does not constitute an admission of liability by the Company or Outdoors Online, all of which are expressly denied.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR HOLDING COMPANY

Dated: February 23, 2026	By:	/s/ Steven F. Urvan
Steven F. Urvan
Chief Executive Officer